UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                             Date of Report (Date of earliest reported)                                                                           JANUARY 10, 2011

Commission File Number 001-33933
EXPLORE ANYWHERE HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Nevada	88-0319470
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)
6150 West 200 South, #3, Wabash, Indiana, 46992
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 877.539.5644 determined. ExploreAnywhere sells its products through its website and through various third party affiliate channels. The company does not presently sell within any physical retail stores. ExploreAnywhere, Inc. has a goal to continue development of the existing “Spybuddy” product line and to develop further company owned products for application within the monitoring software market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      January 11, 2011

EXPLORE ANYWHERE HOLDING CORP.

By:   /s/  ______________________
Name: William Gerlib
Title: Interim CEO